UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2023

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2023, Medicine Man Technologies, Inc. (the “Company”) and the Company’s indirect wholly-owned subsidiary, Evergreen Holdco, LLC, a New Mexico limited liability company (the “Everest Purchaser”), entered into an Asset Purchase Agreement with Sucellus, LLC, a New Mexico limited liability company (“Seller”), James Griffin, Brook Laskey, William Baldwin, Andrew Dolan, and Greg Templeton (the “Equityholders”), and Brook Laskey, as Representative (the “Everest Purchase Agreement”), pursuant to which Everest Purchaser will acquire substantially all of the operating assets of Seller and assume specified liabilities of Seller, subject to the terms and conditions set forth in the Everest Purchase Agreement (the “Everest Acquisition”). Pursuant to existing laws and regulations in New Mexico, the cannabis licenses for the facilities managed by Seller are held by a not-for-profit entity, Everest Apothecary, Inc., (the “NFP” or “Everest Apothecary”).

Seller is engaged in the business of serving as a management and consulting company, providing managerial and consulting services to Everest Apothecary and supporting Everest Apothecary to promote, support, and develop sales and distribution of THC-based products. Everest Apothecary in the business of cultivating, manufacturing, processing, distributing, and dispensing marijuana and cannabis derived products in New Mexico.

Everest Apothecary is a licensed medical and retail cannabis provider that operates 14 dispensaries, one cultivation facility, and one manufacturing facility. The dispensaries are located in or near Albuquerque, Santa Fe, Las Cruces, Los Lunas, Sunland Park, Belen, and Texico, New Mexico. Everest Apothecary has approximately 16,000 square feet of indoor cultivation capacity and approximately 34,000 square feet of outdoor cultivation capacity between two facilities located in Estancia and Albuquerque, New Mexico, as well as approximately 8,500 square feet of manufacturing capacity in Albuquerque, New Mexico. The State of New Mexico currently allows medical cannabis and adult use recreational cannabis sales.

The aggregate purchase price for Everest Acquisition will be up to approximately $38 million (subject to customary adjustments for working capital, inventory, debt, seller transaction costs, and cash), payable $12.5 million in cash, $17.5 million in the form of an unsecured promissory note, the principal of which is payable on the last day of the calendar quarter following the fourth anniversary of the closing of the Everest Acquisition (“Closing”) with interest payable quarterly at an annual interest rate of 5% (the “Everest Note”), and $8 million in Company common stock priced at Closing, as well as a potential “earn-out” payment of up to an additional $8 million, payable in Company common stock priced at Closing, based on the revenue performance of certain retail stores of Everest Apothecary for 12 months following such store opening for business (collectively, the “Acquisition Consideration”).

As a condition to the closing of the Everest Acquisition, Everest Purchaser must be satisfied that it will have control of the board of directors of the NFP following Closing. Further, the Everest Purchase Agreement contemplates that Everest Purchaser will enter into a Call Option Agreement with the NFP that would provide Everest Purchaser with an option to purchase the equity or assets of the NFP, including the cannabis licenses, at such time as such an acquisition would be permitted under applicable New Mexico laws and regulations.

The Everest Purchase Agreement provides for potential indemnification claims by the Company and Everest Purchaser against Everest Apothecary and the Equityholders subject to certain limitations and conditions. Permitted indemnification claims will be first offset against the Note. The Company and Everest Purchaser have also agreed to indemnify Seller, the Equityholders and certain other persons subject to certain limitations and conditions.

The Everest Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions for a transaction of this nature, including, without limitation, covenants regarding the operation of Everest Apothecary’s business before Closing, and confidentiality, non-disparagement, non-solicitation and non-competition undertakings by the Equityholders, among others. The Everest Purchase Agreement also contains certain termination rights for parties, subject to the conditions set forth in the Everest Purchase Agreement, including, without limitation, if the Closing has not occurred on or before July 20, 2023. The Closing is subject to other closing conditions customary for a transaction of this nature, including, without limitation, obtaining approval from the New Mexico state and local regulatory authorities. The Company expects to fund the cash portion of the Acquisition Consideration from the proceeds of the Company’s secured convertible note offering and cash on hand from operations.

The foregoing description of the Everest Acquisition and the Everest Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Everest Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” All statements contained in this Current Report on Form 8-K other than statements of historical fact, including statements regarding the Closing, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “potential,” or the negative of these terms or other words of similar meaning in connection with a discussion of the Everest Acquisition, although the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are based upon the Company’s current intentions, plans, assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and the Everest Acquisition. This information may involve known and unknown risks, uncertainties and other factors outside of the Company’s control which may cause actual events, results, performance or achievements to be materially different from the future events, results, performance or achievements expressed or implied by any forward-looking statements. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Current Report on Form 8-K are reasonable, the Company cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

Factors and risks that may cause or contribute to actual events, results, performance or achievements differing from these forward-looking statements include, but are not limited to: (i) the Company’s ability to consummate the Everest Acquisition or the risk of any event, change or other circumstance that could give rise to the termination of the Everest Purchase Agreement; (ii) the risk that cost savings and any revenue synergies from the Everest Acquisition may not be fully realized or may take longer than anticipated to be realized; (iii) the risk that the integration of Seller’s assets and operations will be materially delayed or will be more costly or difficult than expected or that the Company is otherwise unable to successfully integrate Seller’s assets and operations into the Company’s business; (iv) the failure to obtain the necessary approvals and consents from third parties and regulators to consummate the Everest Acquisition, or any other consents required under the Everest Purchase Agreement; (v) the ability to obtain required governmental approvals of the Everest Acquisition (and the risk that such approvals may result in the imposition of conditions that could adversely affect the Company or the expected benefits of the Everest Acquisition); (vi) the failure of the closing conditions in the Everest Purchase Agreement to be satisfied, or any unexpected delay in closing the Everest Acquisition; and (vii) the Company’s ability to fund the Everest Acquisition. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The issuance of the shares of common stock at the closing of the Everest Acquisition will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Company will issue the shares in a privately negotiated transaction and the Seller and the Seller’s Equityholders will acquire the securities for their own accounts for investment purposes. A legend will be placed on the certificates representing shares of common stock referencing the restricted nature of the shares.

Item 7.01. Regulation FD Disclosure.

On April 25, 2023, the Company issued a press release relating to the singing of the Everest Purchase Agreement and the Everest Acquisition. The press release states that Everest Apothecary has approximately 16,000 square feet of cultivation. For clarification, Everest Apothecary maintains 16,000 square feet of indoor cultivation. Everest Apothecary also has approximately 34,000 square feet of outdoor cultivation, both of which are located in or around Albuquerque, New Mexico. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated April 21, 2023, by and among Medicine Man Technologies, Inc., Evergreen Holdco, LLC, Sucellus, LLC, Brook Laskey, as Representative, and the Equityholders named therein
99.1	Press Release, dated April 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain information has been redacted pursuant to Instruction 5 to Item 1.01 of Form 8-K and Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to supplementally furnish any redacted information to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Christine Jones
Date: April 26, 2023		Christine Jones
Chief Legal Officer